EXHIBIT 99.1

Contact: DON COSBY	For immediate release,
Phone: (817) 547-1152	November 16, 2006
STATE NATIONAL BANCSHARES, INC. SHAREHOLDERS APPROVE MERGER WITH BBVA
FORT WORTH, TX, NOVEMBER 16, 2006: State National Bancshares, Inc. (“State National” or the “Company”) (Nasdaq: SNBI) today announced that the Company’s shareholders approved the merger with Banco Bilbao Vizcaya Argentaria, S.A. (BBVA) at the Special Meeting of Shareholders held on November 15, 2006. Approximately 99.5% of all votes cast were voted in favor of the transaction. The votes cast in favor of the transaction constitute approximately 88.9% of all outstanding shares on September 29, 2006, the record date for the Special Meeting. The consummation of the transaction, which remains subject to satisfaction of customary closing conditions as described in the merger agreement, is expected to occur on January 3, 2007.

OTHER INFORMATION
As previously announced, SNBI entered into a definitive agreement with BBVA pursuant to which BBVA has agreed to acquire State National. The definitive agreement has been filed with the Securities and Exchange Commission (SEC). State National has also filed with the SEC a proxy statement and other relevant documents concerning the proposed merger transaction. The proxy statement relates to the special meeting of the shareholders of State National held on November 15, 2006, at which meeting the agreement and plan of merger with BBVA was approved and adopted by the shareholders. The definitive agreement, proxy statement, and the other information contain important information concerning the transaction. Investors are urged to read the definitive agreement and the proxy statement and all other relevant documents filed with the SEC. You may obtain the documents at no charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain copies of documents filed with the SEC by State National at no charge by contacting Don E. Cosby, Chief Financial Officer, State National Bancshares, Inc., 4500 Mercantile Plaza Drive, Suite 300, Fort Worth, TX 76137. Mr. Cosby can also be reached by telephone at (817)547-1152.
State National is a bank holding company, headquartered in Fort Worth, Texas, offering a broad range of financial products and services primarily through its main subsidiary, State National Bank, a national banking association. State National Bank operates through a network of 43 banking centers located throughout Texas and Southern New Mexico. State National Bank’s lending services include real estate, mortgage, consumer and commercial loans to small to medium-sized businesses. State National Bank’s lending operations are complemented with an array of retail and commercial deposit products. State National Bank also offers trust and wealth management services such as life insurance and securities products.
FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking information about State National that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of State National. State National cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: the
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possibility that personnel changes will not proceed as planned; planned acquisitions and related cost savings cannot be realized or realized within the expected time frame; costs and uncertainties related to the outcome of pending litigation; revenues are lower than expected; competitive pressure among depository institutions increases significantly; the integration of acquired businesses costs more, takes longer or is less successful than expected; the cost of additional capital is more than expected; a change in the interest rate environment reduces interest margins; general economic conditions, either nationally or in the market areas in which State National operates, are less favorable than expected; legislative or regulatory requirements or changes that adversely affect State National’s business or regulatory capital requirements, or that alter the regulatory capital treatment of the State National’s trust preferred securities; changes in the securities markets and other risks that are described in State National’s public filings with the U.S. Securities and Exchange Commission. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, State National’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. State National assumes no obligation to update such forward-looking statements.